EXHIBIT 99.1
UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION
SECURITIES EXCHANGE ACT OF 1934
Release No. 52865 / December 1, 2005
ADMINISTRATIVE PROCEEDING
File No. 3-12117

In the Matter of Peter Goodfellow and Stamatis Molaris, Respondents.	ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS, MAKING FINDINGS, AND IMPOSING A CEASE- AND-DESIST ORDER PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934

I.
     The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Peter Goodfellow (“Goodfellow”) and Stamatis Molaris (“Molaris”).
II.
In anticipation of the institution of these proceedings, Goodfellow and Molaris (collectively, “Respondents”) have submitted Offers of Settlement (the “Offers”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (“Order”), as set forth below.

III.
     On the basis of this Order and Respondents’ Offers, the Commission finds that:
A.      Issuer
     During the relevant period, Stelmar Shipping Ltd. (“Stelmar” or “the company”) was a foreign private issuer with headquarters in Athens, Greece, whose securities were registered pursuant to Section 12(b) of the Exchange Act. Stelmar’s securities were listed on the New York Stock Exchange, and were not listed on any foreign exchange. On January 20, 2005, Stelmar was acquired by Overseas Shipholding Group, Ltd. (“OSG”), and is now a wholly-owned subsidiary of OSG. OSG is a publicly-traded company headquartered in New York, New York, whose securities are listed and traded on the New York Stock Exchange.
B.      Respondents
     Peter Goodfellow, age 58, is a British subject and Greek resident, and at all relevant times was chief executive officer and a director of Stelmar. He resigned from Stelmar shortly after its acquisition by OSG.
     Stamatis Molaris, age 42, is a Greek citizen and resident, and at all relevant times was chief financial officer and a director of Stelmar. He resigned from Stelmar three weeks prior to Stelmar’s acquisition by OSG.
C.      Summary
     This matter arises from Stelmar’s violations of Section 13(k) of the Exchange Act, which prohibits issuers from making personal loans to executives. Section 13(k), an important investor protection that was enacted as part of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley” or “the Act”), is designed to prevent senior executives from obtaining personal loans from public companies that employ them.
     In the fall of 2003, Peter Goodfellow, the chief executive officer of Stelmar, and Stamatis Molaris, Stelmar’s chief financial officer, authorized interest-free loans to themselves from Stelmar, in violation of Section 13(k). At the time they authorized and received these loans, both Goodfellow and Molaris were aware of Sarbanes-Oxley’s loan prohibition. Indeed, these self-authorized loans are precisely the kind of conduct that Congress sought to prevent in enacting Section 13(k).
     On March 26, 2004, after Stelmar’s board learned of the loans, Stelmar disclosed the loans and Section 13(k) violations in the Form 6-K filed with the Commission containing Stelmar’s proxy statement for its annual meeting, and imposed monetary sanctions on Goodfellow and Molaris.

D.      Goodfellow and Molaris Authorized and Received Personal Loans From Stelmar
     On October 27, 2003, Molaris approved the issuance of an interest-free loan from Stelmar to Goodfellow in the amount of 100,000 pounds (sterling), equivalent to $169,400 at the time, to be repaid in ninety days. On November 10, 2003, Goodfellow approved the issuance of an interest-free loan from Stelmar to Molaris in the amount of $125,000, to be repaid in sixty days. Goodfellow’s loan amount equaled fifty-one percent of his 2002 salary of $334,000, and Molaris’ loan amount equaled seventy-one percent of his 2002 salary of $175,000. These loans were recorded on Stelmar’s books in an account entitled “Loans/Advances to Personnel.”
     At the time that Goodfellow and Molaris authorized and received these loans, they both were aware of Sarbanes-Oxley’s loan prohibition, but they claim that they had regarded these loans as “advances” that were not prohibited by the statute. Goodfellow and Molaris, however did not consult with counsel or Stelmar’s outside auditors before obtaining the loans, and took no other steps to determine whether advances were permitted under the statute.1 Moreover, Goodfellow and Molaris did not seek approval of Stelmar’s board of directors to make the loans, nor did they inform the board of the existence of the loans until mid-February 2004.
     On February 9, 2004, while Stelmar’s annual audit was in progress, Molaris repaid his loan, although the terms of Molaris’ loan required him to have repaid it in full by January 9, 2004. On February 10, 2004, during the course of their audit work, Stelmar’s outside auditors learned about the loans. In response to the auditors’ queries, Goodfellow repaid his loan on February 10, although the terms of his loan required him to have repaid it in full by January 25, 2004. On February 13, Stelmar’s outside auditors informed Molaris of the auditors’ position that the loans violated the prohibition on personal loans. On February 16, 2004, Molaris advised Stelmar’s audit committee of the loans.
     At the end of February 2004, based on Goodfellow and Molaris’ conduct, the Stelmar board imposed a $50,000 fine on Goodfellow and a $30,000 fine on Molaris, and also required Molaris to undergo additional corporate governance training. On March 15 and 16, 2004, respectively, Goodfellow and Molaris paid their fines to Stelmar. On March 26, 2004, Stelmar filed a Form 6-K with the Commission in which it disclosed the loans to Molaris and Goodfellow and the sanctions imposed on both individuals. The company also placed additional controls on all payments made by and on behalf of Goodfellow and Molaris.
     E.      Goodfellow and Molaris Caused Stelmar’s Violations of Section 13(k) of the Exchange Act
     In the wake of a series of corporate abuse scandals, Congress enacted the Sarbanes-Oxley Act of 2002. As an important investor protection, Congress included in Sarbanes-Oxley a prohibition against issuers making personal loans to executives. Section 402 of the Sarbanes-Oxley Act of 2002, codified as Section 13(k) of the Securities Exchange Act of 1934. The

[1]	As discussed below, the statute does not distinguish between loans and advances.

prohibition was designed to prevent executives of public companies from using company funds for personal purposes. By enacting this provision, Congress reaffirmed that corporate funds are intended to benefit the company, rather than serve as a pool of funds available to be loaned or given to company executives.
     Section 13(k) of the Exchange Act provides that “[i]t shall be unlawful for any issuer...to extend or maintain credit...in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer.” Although Section 13(k) contains several exceptions,2 none of them are applicable here. Both Molaris and Goodfellow claimed that the loans were “advances” that were not prohibited by Section 13(k), but that section contains no exception for “advances” and draws no distinction between “advances” and loans. Simply labeling a loan as an “advance” does not place it beyond the scope of the statute.
     Accordingly, the loans from Stelmar to Molaris and Goodfellow in October and November 2003 violated Section 13(k). By their actions, Goodfellow and Molaris caused Stelmar to violate Section 13(k) of the Exchange Act when they authorized and received these loans from Stelmar.
F.      Findings
     Based on the foregoing, the Commission finds that Respondents caused Stelmar Shipping Ltd. to violate Section 13(k) of the Exchange Act.
IV.
     In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents’ Offers.
     Accordingly, it is hereby ORDERED that Respondents Goodfellow and Molaris cease and desist from causing any violations and any future violations of Section 13(k) of the Exchange Act.
     By the Commission.
Jonathan G. Katz
Secretary

[2]	Exceptions to the personal loan prohibition of Section 13(k) include loans made for certain home mortgages and margin loans in the ordinary course of the consumer credit business of an issuer, that are made on terms that are no more favorable than those offered to the general public.

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